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                                                                      Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17030) pertaining to the 1986 Stock Option Plan; in the Registration Statements (Forms S-8 No. 33-68474, No. 33-24122, No. 33-30716 and No.
333-17259) pertaining to the 1988 Stock Option Plan; in the Registration Statement (Form S-8 No. 333-59861) pertaining to the 1997 Stock Option Plan; in the Registration Statements (Forms S-8 No. 33-68476 and No. 333-71971) pertaining to the Stock Option Plan for Nonemployee Directors; and in the Registration Statements (Forms S-3 No. 33-87948, No. 333-28139, No. 333-29171,
No. 333-45803 and No. 333-69317, and Form S-4 No. 33-06901) and in the related
Prospectuses of Duramed Pharmaceuticals, Inc. of our report dated March 29, 1999 except for paragraph 13 of Note I and Notes H and L as to which the date is September 3, 1999 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in this Annual Report (Form 10-K/A Amendment No. 2) for the year ended December 31, 1998.



                                                               ERNST & YOUNG LLP


Cincinnati, Ohio
September 10, 1999